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                                                                    Exhibit 23.1


Consent of Independent Registered Public Accounting Firm


The Board of Directors
Inland Western Retail Real Estate Trust, Inc.:


We consent to the use of the following, all included herein:

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
-    our report dated November 10, 2003 related              -    our report dated February 25, 2004 related
     to the historical summary of gross income                    to the historical summary of gross income and
     and direct operating expenses of Shops at                    direct operating expenses of Dorman Centre for
     Park Place for the year ended December                       the year ended December 31, 2003,
     31, 2002,
-    our report dated February 13, 2004 related              -    our report dated March 3, 2004 related to
     to the consolidated balance sheet of Inland                  the historical summary of gross income and
     Western Retail Real Estate Trust, Inc. as of                 direct operating expenses of Heritage Towne
     December 31, 2003 and the related consolidated               Crossing for the year ended December 31, 2003,
     statements of operations, stockholders' equity
     and cash flows for the period from March 5, 2003
     (inception) through December 31, 2003 and
     related financial statement schedule,
-    our report dated December 4, 2003 related to the        -    our report dated May 21, 2004 related to the
     historical summary of gross income and                       historical summary of gross income and
     direct operating expenses of Darien Towne Center             direct operating expenses of Paradise Valley
     for the year ended December 31, 2002,                        Marketplace for the year ended December 31, 2003,
-    our report dated February 24, 2004 related              -    our report dated June 14, 2004 related to
     to the historical summary of gross income and                the historical summary of gross income and
     direct operating expenses of Properties Acquired             direct operating expenses of Best on the
     from Thomas Enterprises in 2003 for the year                 Boulevard for the year ended December 31,
     ended December 31, 2003,                                     2003,
-    our report dated March 2, 2004 related to               -    our report dated June 14, 2004 related to
     the historical summary of gross income and                   the historical summary of gross income and
     direct operating expenses of Hickory Ridge for               direct operating expenses of Bluebonnet Parc
     the year ended December 31, 2003,                            for the year ended December 31, 2003,
-    our report dated March 3, 2004 related to               -    our report dated May 25, 2004 related to
     the historical summary of gross income and                   the historical summary of gross income and
     direct operating expenses of CorWest Plaza for               direct operating expenses of North Rivers Town
     the period from May 29, 2003 through December 31,            Center for the period of October 1, 2003
     2003,                                                        (commencement of operations) to December 31, 2003,
-    our report dated March 3, 2004 related to               -    our report dated June 8, 2004 related to the


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     the historical summary of gross income and                   historical summary of gross income and
     direct operating expenses of Metro Square Center             direct operating expenses of Arvada Marketplace
     (SuperValue) for the year ended December 31, 2003,           and Connection for the year ended December 31, 2003,
-    our report dated February 26, 2004 related              -    our report dated June 8, 2004 related to
     to the historical summary of gross income and                the historical summary of gross income and
     direct operating expenses of Larkspur Landing                direct operating expenses of Eastwood Town
     for the year ended December 31, 2003,                        Center for the year ended December 31, 2003,
-    our report dated February 25, 2004 related              -    our report dated May 28, 2004 related to
     to the historical summary of gross income and                the historical summary of gross income and
     direct operating expenses of North Ranch                     direct operating expenses of Watauga Pavilion
     Pavilion for the year ended December 31, 2003,               for the period of August 15, 2003 (commencement of
                                                                  operations) to December 31, 2003,
-    our report dated February 26, 2004 related              -    our report dated June 7, 2004 related to
     to the historical summary of gross income and                the historical summary of gross income and
     direct operating expenses of La Plaza Del Norte              direct operating expenses of Northpointe Plaza
     for the year ended December 31, 2003,                        for the year ended December 31, 2003,
-    our report dated March 1, 2004 related to               -    our report dated May 25, 2004 related to
     the historical summary of gross income and                   the historical summary of gross income and
     direct operating expenses of MacArthur Crossing              direct operating expenses of Plaza Santa Fe II
     for the year ended December 31, 2003,                        for the year ended December 31, 2003,
-    our report dated March 5, 2004 related to               -    our report dated June 7, 2004 related to
     the historical summary of gross income and                   the historical summary of gross income and
     direct operating expenses of Promenade at Red                direct operating expenses of Pine Ridge Plaza
     Cliff for the year ended December 31, 2003,                  for the year ended December 31, 2003,
-    our report dated February 25, 2004 related              -    our report dated June 7, 2004 related to
     to the historical summary of gross income and                the historical summary of gross income and
     direct operating expenses of Peoria Crossing for             direct operating expenses of Huebner Oaks
     the year ended December 31, 2003,                            Center for the year ended December 31, 2003,
-    our report dated August 13, 2004 related to             -    our report dated July 15, 2004 related to
     the historical summary of gross income and                   the historical summary of gross income and
     direct operating expenses of John's Creek                    direct operating expenses of Lakewood Town
     Village for the period from September 21, 2003               Center for the year ended December 31, 2003,
     (commencement of operations) to December 31, 2003,
-    our report dated August 3, 2004 related to              -    our report dated July 30, 2004 related to
     the historical summary of gross income and                   the historical summary of gross income and
     direct operating expenses of Fullerton                       direct operating expenses of Davis Towne
     Metrocenter for the year ended December 31, 2003,            Crossing for the period from July 18, 2003
                                                                  (commencement of operations) to December 31, 2003,
-    our report dated August 13, 2004 related to             -    our report dated August 1, 2004 related to
     the historical summary of gross income and                   the historical summary of gross income and
     direct operating expenses of Northgate North for             direct operating expenses of Cranberry Square
     the year ended December 31,                                  for the year ended December 31,

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     2003,                                                        2003,
-    our report dated August 18, 2004 related to             -    our report dated August 3, 2004 related to
     the historical summary of gross income and                   the historical summary of gross income and
     direct operating expenses of Gateway Plaza                   direct operating expenses of Safeway Plaza at
     Shopping Center for the year ended December 31,              Marysville for the year ended December 31,
     2003,                                                        2003,
-    our report dated August 11, 2004 related to             -    our report dated August 25, 2004 related
     the historical summary of gross income and                   to the historical summary of gross income and
     direct operating expenses of Forks Town Center               direct operating expenses of The Shops at
     for the year ended December 31, 2003,                        Boardwalk for the period from May 30, 2003
                                                                  (commencement of operations) to December 31, 2003,
                                                             -    and our report dated August 6, 2004 related to the
                                                                  historical summary of gross income and direct operating
                                                                  expenses of the Properties owned by Capital Centre,
                                                                  LLC, Gateway Village Limited Partnership, Bel
                                                                  Air Square Joint Venture, Towson Circle Joint
                                                                  Venture LLP, and Reisterstown Plaza Holdings, LLC for
                                                                  the year ended December 31, 2003.
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We consent to the reference to our firm under the heading "Experts" herein.


KPMG LLP


Chicago, Illinois
September 7, 2004